Exhibit 99.2

The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Katy Industries, Inc. (the “Company”) and the Tiffin, Ohio manufacturing facility of Centrex Plastics, LLC (“Tiffin”) after giving effect to the cash paid by the Company to consummate the Tiffin acquisition, as well as certain pro forma adjustments.

The unaudited pro forma condensed consolidated balance sheet data assumes that the acquisition of Tiffin occurred on December 31, 2014. The pro forma condensed consolidated balance sheet combines the historical balances of the Company as of December 31, 2014 with the historical balances of Tiffin as of December 31, 2014, plus pro forma adjustments.

The unaudited pro forma condensed consolidated statements of operations assume that the acquisition of Tiffin occurred on January 1, 2014. As the Company has a fiscal year ending on December 31 and Tiffin had a fiscal year ending on December 31, the pro forma condensed consolidated financial statements include a pro forma statement of operations combining the historical results of the Company for the year ended December 31, 2014 with the historical results of Tiffin for the year ended December 31, 2014, plus pro forma adjustments.

The unaudited pro forma condensed consolidated financial statements assume that the acquisition is accounted for in accordance with generally accepted accounting principles for business combinations and represents the current pro forma information based upon available information of the combining companies' results of operations during the periods presented.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the acquisition described above been consummated as of December 31, 2014 or January 1, 2014.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2014
 (Amounts in Thousands)
(Unaudited)

ASSETS

	Historical KATY	Historical Tiffin	Pro Forma Adjustments		Pro Forma Combined
CURRENT ASSETS:			(Note 2)

Cash	$66	$-	$-		$66
Accounts receivable, net	10,840	3,060	-		13,900
Inventories, net	15,881	1,624	69	A	17,574
Other current assets	659	-	-		659

Total current assets	27,446	4,684	69		32,199

OTHER ASSETS:
Goodwill	2,556	-	11,805	C	14,361
Intangibles, net	3,909	-	11,215	B,I	15,124
Other assets	1,839	-	2,627	D	4,466

Total other assets	8,304	-	25,647		33,951

PROPERTY AND EQUIPMENT
Land and improvements	535	190	(190)	G	535
Buildings and improvements	6,175	-	-		6,175
Machinery and equipment	52,711	11,529	(9,211)	H	55,029

	59,421	11,719	(9,401)		61,739
Less - Accumulated depreciation	(49,263)	(4,176)	4,176	H,J	(49,263)

Property and equipment, net	10,158	7,543	(5,225)		12,476

Total assets	$45,908	$12,227	$20,491		$78,626

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2014
 (Amounts in Thousands)
(Unaudited)

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

	Historical KATY	Historical Tiffin	Pro Forma Adjustments		Pro Forma Combined
CURRENT LIABILITIES:			(Note 2)

Accounts payable	$7,327	$2,157	$-		$9,484
Book overdraft	699	-	-		699
Accrued compensation	1,457	88	-		1,545
Accrued expenses	7,093	100	2,000	E	9,193
Payable to related party	3,650	-	-		3,650
Deferred revenue	186	-	-		186
Current maturities of long term debt	-	419	(419)	D	-
Current portion of capital leases	-	1,545	(1,545)	D	-
Revolving credit agreement	21,967	2,544	(2,544)	D	21,967

Total current liabilities	42,379	6,853	(2,508)		46,724

DEFERRED REVENUE	130	-	-		130

LONG TERM CAPITAL LEASES	-	3,042	(3,042)	D	-

LONG TERM DEBT	-	871	22,984	D	23,855

OTHER LIABILITIES	4,090	-	-		4,090

Total liabilities	46,599	10,766	17,434		74,799

STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred stock	108,256	-	-		108,256
Common stock	9,822	-	-		9,822
Additional paid-in capital	27,110	-	-		27,110
Accumulated other comprehensive loss	(1,544)	-	-		(1,544)
Accumulated (deficit) equity	(122,898)	1,461	3,057	F	(118,380)
Treasury stock	(21,437)	-	-		(21,437)

Total stockholders' (deficit) equity	(691)	1,461	3,057		3,827

Total liabilities and stockholders' (deficit) equity	$45,908	$12,227	$20,491		$78,626

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(Amounts in Thousands)
(Unaudited)

	Historical KATY	Historical Tiffin	Pro Forma Adjustments		Pro Forma Combined
			(Note 2)

Net sales	$99,657	$26,902	$-		$126,559
Cost of goods sold	84,605	24,368	(1,144)	J,L,M	107,829
Gross profit	15,052	2,534	1,144		18,730
Selling, general and administrative expenses	13,990	821	(481)	I,L,M,N	14,330
Operating income	1,062	1,713	1,625		4,400
Interest expense	(1,011)	(275)	(4,193)	K	(5,479)
Other, net	155	-	-		155

Income (loss) before tax benefit	206	1,438	(2,568)		(924)
Income tax benefit	2,279	-	-		2,279

Net income (loss)	$2,485	$1,438	$(2,568)		$1,355

Basic earnings per share	$0.31				$0.17

Diluted earnings per share	$0.09				$0.05

Weighted average common shares outstanding:
Basic	7,951				7,951
Diluted	26,810				26,810

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Note 1.	PURCHASE PRICE ALLOCATION

The purchase price was $23.9 million in cash at closing, plus certain post-closing earnout payments of not less than $2.0 million over three years, as described in the Asset Purchase Agreement dated April 7, 2015 (the “Purchase Agreement”) by and between Continental Commercial Products (“CCP”) and Centrex. The purchase price was funded primarily by monies borrowed under a new credit agreement.

The purchase price was allocated to Tiffin tangible and intangible assets acquired and liabilities assumed, based on their preliminary valuation of fair values as of the acquisition date and is subject to change. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. The purchase price was allocated as follows (amounts in thousands):

Accounts receivable	$757
Inventory	1,399
Property and equipment	2,317
Intangible assets	11,805
Goodwill	11,805
Total assets acquired	28,083

Accounts payable	2,162
Accrued expenses	66
Total liabilities assumed	2,228

Net assets acquired	$25,855

Cash and other net tangible assets/liabilities: Cash and other net tangible assets and liabilities were recorded at their respective carrying amounts for the purpose of these unaudited pro forma condensed consolidated statements. It was assumed that these carrying values approximate their fair values.

Property and equipment: Property and equipment were recorded based on their estimated fair value.

Goodwill: Goodwill represents the excess of the purchase price over the estimated fair value of tangible and identifiable intangible net assets acquired.

Identifiable intangible assets: Identifiable intangible assets acquired were customer relationships.

Note 2.	PRO FORMA ADJUSTMNENTS

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements (amounts in thousands):

A.	To record step-up in finished goods inventory to reflect estimated fair value at the assumed transaction date.
B.	To record the preliminary valuation of acquired customer-based intangible assets and is subject to change. Customer-based intangibles have a 20 year useful life.
C.	To record the preliminary valuation of goodwill related to the acquisition of Tiffin and is subject to change

D.	To record debt acquisition costs of approximately $2,627, to record the acquisition of debt related to the transaction of $23,855 and eliminate Tiffin’s historical debt and capital leases of $8,421 that were not assumed as part of the acquisition.
E.	To record accrued earnout payments as part of post-closing payments associated with the acquisition of Tiffin.
F.	To eliminate Tiffin's historical equity balances and fair value adjustments.
G.	To eliminate Tiffin’s land and improvements which were not acquired as part of the transaction.
H.	To record step-down in building and equipment based on their estimated fair value.
I.	To record the estimated amortization expense of $590 related to the preliminary valuation of identifiable intangible assets recognized upon the acquisition of Tiffin. These amounts are subject to change.
J.	To record the estimated depreciation expense related to the step-down in building and equipment recognized upon the acquisition of Tiffin.
K.	To record estimated interest expense from debt issued and the amortization of debt acquisition costs. These amounts were estimated using the interest rates in effect at the inception of the loans.
L.	To record cost savings on insurance and electricity by bringing Tiffin under Company contracts and as part of other strategic initiatives.
M.	To eliminate Tiffin’s component costs which would have been absorbed in Katy’s shared services as part of the acquisition.
N.	To record additional rent expense for the Tiffin, Ohio facility.

Note 3.	TRANSACTION COSTS

The Company expensed $1.3 million in costs related to the acquisition in 2015.